UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): April 19, 2006
MARINER ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-32747	86-0460233
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One BriarLake Plaza, Suite 2000
2000 West Sam Houston Parkway South
Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 954-5500
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement
ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
ITEM 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
Indenture dated April 24, 2006
Exchange and Registration Rights Agreement dated April 24, 2006
Purchase Agreement dated April 19, 2006
Press Release dated April 24, 2006

ITEM 1.01	Entry into a Material Definitive Agreement.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On April 19, 2006, Mariner Energy, Inc. (“Mariner”) priced $300 million aggregate principal amount of its 7 1/2% Senior Notes due 2013 (the “Notes”) and entered into a Purchase Agreement (the “Purchase Agreement”) with the initial purchasers covering the issuance and sale of the Notes. The Notes were priced to yield 7.75% to maturity. On April 24, 2006, Mariner announced that it had issued and sold the Notes. The Notes were issued in a private placement pursuant to an Indenture, dated as of April 24, 2006, among Mariner, the guarantors party thereto and Wells Fargo Bank, N.A., as trustee. Net proceeds, after deducting initial purchasers’ discounts and commissions and estimated offering expenses, were approximately $287.8 million. Mariner used the net proceeds to repay borrowings under its amended and restated credit facility. Certain of the initial purchasers or their affiliates are lenders under the facility, and accordingly received a portion of the net proceeds.
Each initial purchaser agreed in the Purchase Agreement that it would only offer or sell the Notes (a) in the United States to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933 and (b) outside the United States to non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act of 1933.
The Notes are general unsecured senior obligations of Mariner, rank senior in right of payment to any future subordinated indebtedness, rank equally in right of payment with Mariner’s existing and future senior unsecured indebtedness and are effectively subordinated in right of payment to Mariner’s obligations under its credit facility, to the extent of the collateral securing such indebtedness, and to all existing and future indebtedness and other liabilities of any non-guarantor subsidiaries.
The Notes are jointly and severally guaranteed on a senior unsecured basis by Mariner’s existing and future domestic subsidiaries. In the future, the guarantees may be released or terminated under certain circumstances. Each subsidiary guarantee ranks senior in right of payment to any future subordinated indebtedness of the guarantor subsidiary, ranks equally in right of payment to all existing and future senior unsecured indebtedness of the guarantor subsidiary and effectively subordinate to all existing and future secured indebtedness of the guarantor subsidiary, including its guarantees of indebtedness under Mariner’s credit facility, to the extent of the collateral securing such indebtedness.
Mariner will pay interest on the Notes on April 15 and October 15 of each year, beginning on October 15, 2006. The Notes mature on April 15, 2013. There is no sinking fund for the Notes.
Mariner may redeem the Notes at any time prior to April 15, 2010 at a price equal to the principal amount redeemed plus a make-whole premium, using a discount rate of the Treasury rate plus 0.50% and accrued but unpaid interest. Beginning on April 15 of the years indicated below, Mariner may redeem the Notes from time to time, in whole or in part, at the prices set forth below (expressed as percentages of the principal amount redeemed) plus accrued but unpaid interest:

2010 at 103.750%
2011 at 101.875%
2012 and thereafter at 100.000%
In addition, prior to April 15, 2009, Mariner may redeem up to 35% of the Notes with the proceeds of equity offerings at a price equal to 107.50% of the principal amount of the Notes redeemed. If Mariner experiences a change of control (as defined in the indenture governing the Notes), subject to certain exceptions, Mariner must give holders of the Notes the opportunity to sell to Mariner their Notes, in whole or in part, at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest and liquidated damages to the date of purchase.
Mariner and its restricted subsidiaries are subject to certain negative covenants under the indenture governing the Notes. The indenture governing the Notes limits Mariner’s and each of its restricted subsidiaries’ ability to, among other things:
•	make investments;

•	incur additional indebtedness or issue preferred stock;

•	create certain liens;

•	sell assets;

•	enter into agreements that restrict dividends or other payments from its subsidiaries to itself;

•	consolidate, merge or transfer all or substantially all of its assets;

•	engage in transactions with affiliates;

•	pay dividends or make other distributions on capital stock or subordinated indebtedness; and

•	create unrestricted subsidiaries.
Under an Exchange and Registration Rights Agreement executed on April 24, 2006 relating to the Notes, Mariner agreed to:
•	file a registration statement within 180 after the closing date of the offering enabling holders of Notes to exchange the privately placed Notes offered in this offering for publicly registered Notes with substantially identical terms;

•	use its reasonable best efforts to cause the registration statement to become effective within 270 days after the closing date of the offering and to complete the exchange offer within 360 days after the closing of the offering; and

•	file a shelf registration statement for the resale of the Notes if it cannot effect an exchange offer within the time periods listed above and in other circumstances.
If Mariner fails to comply with its obligations to register the Notes within the specified time periods, it will be required to pay special interest on the Notes.

A copy of the Purchase Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by this reference. A copy of the Indenture governing the Notes and the Exchange and Registration Rights Agreement relating to the Notes are attached hereto as Exhibit 4.1 and 4.2, respectively, and are incorporated herein by this reference. A copy of the press release announcing the closing of the Notes offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The foregoing descriptions are summaries of some of the material provisions of the documents described, and are qualified in their entirety by the agreements themselves.

ITEM 9.01	Financial Statements and Exhibits
(d)	Exhibits.

No.	Description

4.1	Indenture, dated as of April 24, 2006, among Mariner Energy, Inc., the guarantors party thereto and Wells Fargo Bank, N.A., as trustee.

4.2	Exchange and Registration Rights Agreement, dated as of April 24, 2006, among Mariner Energy, Inc., the guarantors party thereto and the initial purchasers party thereto.

10.1	Purchase Agreement, dated as of April 19, 2006, among Mariner Energy, Inc., Mariner LP LLC, Mariner Energy Resources, Inc., Mariner Energy Texas LP and the initial purchasers party thereto.

99.1	Press Release dated April 24, 2006.

SIGNATURES
               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MARINER ENERGY, INC.
Date: April 24, 2006	By:	/s/ Rick G. Lester
Rick G. Lester Vice President and Chief Financial Officer

Exhibit Index

No.	Description

4.1	Indenture, dated as of April 24, 2006, among Mariner Energy, Inc., the guarantors party thereto and Wells Fargo Bank, N.A., as trustee.

4.2	Exchange and Registration Rights Agreement, dated as of April 24, 2006, among Mariner Energy, Inc., the guarantors party thereto and the initial purchasers party thereto.

10.1	Purchase Agreement, dated as of April 19, 2006, among Mariner Energy, Inc., Mariner LP LLC, Mariner Energy Resources, Inc., Mariner Energy Texas LP and the initial purchasers party thereto.

99.1	Press Release dated April 24, 2006.